UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 25, 2014

CRIMSON WINE GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5901 Silverado Trail, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01Entry into a Material Definitive Agreement.

On August 25, 2014, Pine Ridge Winery, LLC (“Buyer”), a Delaware limited liability Company and wholly-owned subsidiary of Crimson Wine Group, Ltd., a Delaware corporation, agreed to purchase land via entry into a  Purchase and Sales Agreement (the “Agreement”) with Silverado Sonoma Vineyards, LLC (“Seller”), a California limited liability company.  Pursuant to the Agreement, the Seller agrees to sell, and the Buyer agrees to purchase, approximately 24 gross acres of land, with approximately  20 acres of plantable land, with vineyards, improvements and a home located in Sonoma County, California for a price of Two Million Six Hundred Thousand and No/100 Dollars ($2,600,000.00) payable in cash.  Included in the plantable acres is approximately 13 acres of land planted in or about 1916 that has produced fruit historically bottled in high value “Old Vine” Zinfandel programs.

Consummation of the transaction is subject to certain standard customary conditions and due diligence.

The foregoing description of the Agreement is not complete and is qualified in its entity by the full Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

ITEM 9.01Financial Statements and Exhibits.

Exhibit No.Description

10.1Purchase and Sales Agreement, dated August 25, 2014, by and between

Pine Ridge Winery, LLC, and Silverado Sonoma Vineyards LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 29, 2014

CRIMSON WINE GROUP, LTD.

By:  /s/ Patrick M. DeLong

Name:  Patrick M. DeLong

Title:  Chief Financial & Operating Officer

EXHIBIT INDEX

Exhibit No.Description

10.1Purchase and Sales Agreement, dated August 25, 2014, by and between

Pine Ridge Winery, LLC, and Silverado Sonoma Vineyards LLC.